EXHIBIT 14.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 333-12904) pertaining to the Employees’ Share Purchase plan and the Share Incentive Plan of Tikcro Technologies Ltd. of our report dated March 25, 2006, with respect to the consolidated financial statements of Tikcro Technologies Ltd. included in this Annual Report on Form 20-F for the year ended December 31, 2005.

June 23, 2006	/s/ KOST, FORER GABBAY and KASIERER
Tel-Aviv, Israel	A Member of Ernst & Young Global